Exhibit 4.10

NUMBER	UNITS

U-__________

SEE REVERSE FOR	GRIFFON CORPORATION
CERTAIN DEFINITIONS

CUSIP __________

UNITS CONSISTING OF SECURITIES

THIS CERTIFIES THAT ________________________________________________________
is the owner of ____________________________________________________________ Units.

Each Unit (“Unit”) consists of [          ] (“Securities”), of Griffon Corporation, a Delaware corporation (the “Company”).  The terms of the Units are governed by [Agreement], dated as of [          ], between the Company and [          ], as [         ], and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the [Agreement] are on file at the office of the Transfer Agent at [          ], and are available to any Securityholder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

SEAL
Chairman of the Board/President		Treasurer/Secretary

(REVERSE OF UNIT CERTIFICATE)

GRIFFON CORPORATION

The Company will furnish without charge to each Securityholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each Security of the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON —	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT —	as tenants by the entireties		(Cust)		(Minor)
JT TEN —	as joint tenants with right of	under Uniform Gifts to Minors Act
	survivorship and not as tenants			(State)
in common

Additional Abbreviations may also be used though not in the above list.

For value received, _______________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer said Units on the books of the within named Company will full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT
TO SEC RULE 17Ad-15).